Exhibit 5.1

                      BUSSIN
                         &
                      BUSSIN

                      Barristers & Solicitors

                      181 University Avenue
                      Suite 1410
                      Toronto, Ontario
                      M5H 3M7

                      Tel: (416) 364-4925
                      Fax: (416) 868-1818
                      email: llbussin@pathcom.com



                      John J. Bussin, Q.C., ret.
                      Mitchell A. Bussin, B. Comm., L.L.B.
                      Bruce E. Bussin B.A., L.L.B.
                      James W. Bussin, B.A., L.L.B.


                               [GRAPHIC]



April 23, 2002

BY COURIER

The Buck A Day Company Inc.
465 Davis Drive - Suite 226
Newmarket, Ontario
L3Y 2P1

Dear Sirs:

     At your request, we have examined Amendment No. 1 to the registration statement on Form F-1 filed pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), by The Buck A Day Company Inc., a corporation incorporated under the laws of the Province of Ontario (the "Company"), with the United States Securities and Exchange Commission (the "SEC") on April 29, 2002 (the "Registration Statement") relating to the registration under the Securities Act of up to 29,622,974 common shares of the Company without par value (collectively, the "Shares"), including authorized but unissued Shares being offered by the Company. The Shares are to be sold to the public as follows: (i) 3,000,000 by the Company on a self-underwritten basis;
(ii) 22,522,974 by the selling shareholders; and (iii) 3,900,000 underlying warrants of the Company.

EXAMINATIONS

     In connection with this opinion letter, we have examined the following:

     (i) Resolutions of the directors of the Company as set out in Schedule "A" attached hereto (collectively, the "Resolutions") and the Articles and Articles of Amendment of the Corporation dated September 15, 1999 and February 1, 2002, respectively, authorizing the issuance of the Shares; and

     (ii)  the  Company's  registration  statement  on Form  F-1  (the  "Initial
Registration   Statement")  filed  on  February  22,  2002,  together  with  all amendments thereto and the Registration Statement.

     We have also examined such other records and documents provided to us and such statutes, regulations and other public and corporate records of the Company and considered such questions of law that are relevant and necessary for the purposes of the opinions expressed below.


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                                        2


RELIANCE AND ASSUMPTIONS

     For the purposes of the opinion expressed below, we have relied upon the Resolutions and have assumed:

      (i) the genuineness of all signatures on each document that we have examined;

      (ii) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

      (iii) the legal power, capacity and authority of all natural persons signing in their individual capacity; and

      (iv) that the Resolutions continue to be in full force and effect and unamended on the date hereof.

      (v) We have assumed the genuineness of all signatures on all documents, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified or photostatic copies or facsimiles;

      (vi) We have assumed the statements made by government officials in certificates provided by them are true and correct as at the time at which they were made and continue to be true and correct from such time to time of delivery of this opinion;

      (vii) Where opinions are expressed herein based on state of our knowledge, or upon matters of fact, such opinions are based solely upon an inquiry of our active files for the Company as applicable and upon the Company officers certifications to us, as applicable, in respect of which we have made no independent inquiry or verification.

                                     OPINION

     Based and relying on the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that, upon


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                                                3


completion of the proceedings proposed by the Company, including the adoption of appropriate resolutions by the board of directors:

     1. The Shares to be offered and sold by the Company pursuant to the Registration Statement have been duly allotted for issuance and, upon the receipt of the consideration therefor, as applicable, will be validly issued and outstanding as fully paid and non-assessable.

QUALIFICATION

     The foregoing opinion is subject to the qualification that we are solicitors qualified to practice law solely in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

LIMITATION

     This opinion is intended solely for the Company's use in connection with the filing of the Registration Statement with the SEC and may not be relied upon by any other person or in connection with any other transaction, or quoted from or referred to in any other documents without our prior written consent.

     We consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto and further consent to the reference to our firm set forth under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Yours truly,

BUSSIN & BUSSIN

/s/ Mitchell A. Bussin
Mitchell A. Bussin
MAB/lbl
encl.

                                  Schedule "A"



                           THE BUCK A DAY COMPANY INC.

       Dates of Directors Resolutions Authorizing the Issuance of Shares


No.                       Date of Resolution
--------------------------------------------
1                         18 November 1999
2                         27 April 2000
3                         2 August 2001
4                         29 August 2001
5                         29 August 2001
6                         29 August 2001
7                         29 August 2001
8                         1 October 2001
9                         24 December 2001
10                        27 December 2001
11                        27 December 2001
12                        27 December 2001
13                        27 December 2001
14                           January 2002
15                        15 February 2002
16                        15 February 2002
17                        15 February 2002
18                        15 February 2002
19                        15 February 2002